Exhibit 99.1

NEWS RELEASE

Contacts:

Erika Winkels	Ryan Weispfenning
Public Relations	Investor Relations
+1-763-526-8478	+1-763-505-4626

FOR IMMEDIATE RELEASE

Medtronic reports second quarter
fiscal 2024 financial results

Solid execution results in mid-single digit revenue growth, driven by broad-based strength across multiple businesses and geographies; Major innovative product approvals; Raises fiscal year guidance

DUBLIN – Nov. 21, 2023 – Medtronic plc (NYSE:MDT) today announced financial results for its second quarter of fiscal year 2024 (FY24), which ended October 27, 2023.

Key Highlights
•Revenue of $8.0 billion increased 5.3% as reported and 5.0% organic
•GAAP diluted earnings per share (EPS) of $0.68; non-GAAP diluted EPS of $1.25
•Underlying business fundamentals are strong with broad-based, diversified growth coming from multiple businesses and geographies
•Company increases FY24 organic revenue growth and EPS guidance

•Received U.S. FDA approval for Aurora EV-ICD™ system and Symplicity Spyral™ renal denervation (RDN) system; CE Mark for Evolut™ FX TAVR system, Simplera™ standalone CGM, and PulseSelect™ pulsed field ablation (PFA) system

Financial Results
Medtronic reported Q2 worldwide revenue of $7.984 billion, an increase of 5.3% as reported and 5.0% on an organic basis. The company’s organic revenue results reflect continued broad strength across businesses and geographies benefiting from durable fundamentals. The organic revenue growth comparison excludes:
•Revenue and the associated impact from foreign currency translation reported as Other, stemming from business separations, including Renal Care Solutions and ongoing manufacturing agreements with Cardinal Health from the divestiture of Patient Care, Deep Vein Thrombosis, and Nutritional Insufficiency; and
•The favorable impact from foreign currency translation of $86 million on the remaining segments.

As reported, Q2 GAAP net income and diluted EPS were $909 million and $0.68, respectively, both representing increases of 113%. As detailed in the financial schedules included at the end of this release, Q2 non-GAAP net income of $1.667 billion decreased 3% and non-GAAP diluted EPS of $1.25 decreased 4%. Included in non-GAAP diluted EPS was an 8 cent, or 6%, unfavorable impact from foreign currency translation.

“We’re delivering a track record of durable, mid-single digit revenue growth. The underlying fundamentals are strong, and our solid results were broad-based across our businesses and geographies,” said Geoff Martha, Medtronic chairman and chief executive officer. “We’re bringing game changing innovation to market, with numerous recent regulatory approvals and major product launches, which give us confidence in our ability to continue delivering dependable growth.”

Cardiovascular Portfolio
The Cardiovascular Portfolio includes the Cardiac Rhythm & Heart Failure (CRHF), Structural Heart & Aortic (SHA), and Coronary & Peripheral Vascular (CPV) divisions. Revenue of $2.923 billion increased 5.9% as reported and 4.8% organic, with a high-single digit organic increase in SHA and mid-single digit organic increases in CRHF and CPV.
•CRHF results driven by high-single digit growth in Cardiac Pacing Therapies, including low-double digit growth in Micra™ transcatheter pacing systems; Cardiovascular Diagnostics grew high-single digits and Cardiac Ablation Solutions grew mid-single digits
•SHA drove high-single digit growth in Aortic and Cardiac Surgery; Structural Heart (TAVR) grew mid-single digits on the continued adoption of Evolut™ FX in the U.S. & Japan
•CPV results driven by mid-single digit growth in Coronary on the continued strength of the Onyx Frontier™ drug-eluting stent and low-single digit growth in Peripheral Vascular Health on mid-teens growth in drug-coated balloons
•Received U.S. FDA approval for Aurora EV-ICD™ system and Symplicity Spyral™ RDN system; CE Mark for Evolut™ FX transcatheter aortic valve implantation system and PulseSelect™ pulsed field ablation (PFA) system
•Presented four-year results from Evolut Low Risk Trial at the 2023 TCT conference showing the Evolut™ TAVR system demonstrated exceptional outcomes with sustained valve performance, proven by significantly better hemodynamics, low thrombosis rates, and lower and diverging rates of all-cause mortality or disabling stroke than surgical aortic valve replacement (SAVR) at four years

Neuroscience Portfolio
The Neuroscience Portfolio includes the Cranial & Spinal Technologies (CST), Specialty Therapies, and Neuromodulation divisions. Revenue of $2.288 billion increased 4.7% as reported and 4.2% organic, with a high-single digit organic increase in CST and low-single digit organic increases in Specialty Therapies and Neuromodulation.

•CST delivered high-single digit Core Spine growth on implant pull-through fueled by continued adoption of the AiBLE™ ecosystem; Neurosurgery grew mid-single digits on strong sales of StealthStation™ navigation and O-arm™ imaging systems
•Specialty Therapies results driven by mid-single digit growth in Neurovascular on strength in flow diversion and low-single digit growth in ENT and Pelvic Health; excluding a product line divestiture, Pelvic Health grew mid-single digits
•Neuromodulation drove mid-single digit growth in Targeted Drug Delivery and low-single digit growth in Pain Stim

Medical Surgical Portfolio
The Medical Surgical Portfolio includes the Surgical & Endoscopy (SE) and the Patient Monitoring & Respiratory Interventions (PMRI) divisions. Revenue of $2.142 billion increased 7.0% as reported and 5.6% organic, with a high-single digit organic increase in SE and low-single digit organic increase in PMRI.
•SE results driven by low-double digit growth in General Surgical Technologies, mid-single digit growth in Advanced Surgical Technologies, and low-double digit growth in Endoscopy
•SE also drove installed base growth of the Hugo™ robotic-assisted surgery (RAS) system; received Investigational Device Exemption (IDE) from U.S. FDA to begin the U.S. clinical trial for Hugo™ RAS system for Hernia procedures
•PMRI results driven by low-single digit growth in Patient Monitoring, with double-digit growth in Nellcor™ pulse oximetry monitor sales; Respiratory Interventions results were flat, with high-single digit growth in Airways offset by decreases in Ventilator sales

Diabetes
Diabetes revenue of $610 million increased 9.7% as reported and 6.7% organic.
•Non-U.S. Developed Markets grew mid-teens on continued MiniMed™ 780G system adoption and increased CGM attachment rates on the strength of the Guardian™ 4 sensor

•First full quarter of the U.S. launch of MiniMed™ 780G system resulted in low-thirties sequential growth in U.S. Diabetes pump revenue; overall, U.S. Diabetes declined mid-single digits year-over-year on customer attrition versus the prior year; customer base increased sequentially
•Received CE Mark and began phased launch for Simplera™ standalone CGM

Guidance
The company today raised its FY24 revenue growth and EPS guidance.

The company increased its FY24 organic revenue growth guidance to 4.75% versus the prior 4.5%. The organic revenue growth guidance excludes the impact of foreign currency and revenue related to certain businesses reported as Other. Including Other revenue and the impact of foreign currency, if foreign currency exchange rates as of the beginning of November hold, FY24 revenue growth on a reported basis would be approximately 2.6%.

The company increased its FY24 diluted non-GAAP EPS guidance from the prior range of $5.08 to $5.16 to the new range of $5.13 to $5.19, a 4 cent increase at the midpoint. Given the change in foreign currency exchange rates over the past quarter, the foreign exchange impact on FY24 diluted non-GAAP EPS is now estimated to be 2 cents more unfavorable in the second half and is estimated to be a 6% unfavorable impact for the full year.

“Overall, it was another good quarter as we delivered revenue, margins, and earnings ahead of expectations. Combining our second quarter outperformance with our updated tax and foreign currency estimates, we’re raising our full year organic revenue growth and EPS guidance,” said Karen Parkhill, Medtronic EVP & chief financial officer. “Based on the changes we’ve made to our operating model, incentives, and capital allocation, among other drivers, we’ve positioned the company to deliver consistent mid-single digit growth on the top line. As we move ahead, translating this durable revenue growth into durable earnings power remains a top priority.”

Video Webcast Information
Medtronic will host a video webcast today, November 21, at 8:00 a.m. EST (7:00 a.m. CST) to provide information about its businesses for the public, investors, analysts, and news media. This webcast can be accessed by clicking on the Events icon at investorrelations.medtronic.com, and this earnings release will be archived at news.medtronic.com. Within 24 hours of the webcast, a replay of the webcast and transcript of the company’s prepared remarks will be available by clicking on the Events icon at investorrelations.medtronic.com.

Medtronic plans to report its FY24 third and fourth quarter results on Tuesday, February 20, 2024, and Thursday, May 23, 2024, respectively. Confirmation and additional details will be provided closer to the specific event.

Financial Schedules
The second quarter financial schedules and non-GAAP reconciliations can be viewed by clicking on the Investor Events link at investorrelations.medtronic.com.

About Medtronic
Bold thinking. Bolder actions. We are Medtronic. Medtronic plc, headquartered in Dublin, Ireland, is the leading global healthcare technology company that boldly attacks the most challenging health problems facing humanity by searching out and finding solutions. Our Mission — to alleviate pain, restore health, and extend life — unites a global team of 95,000+ passionate people across 150 countries. Our technologies and therapies treat 70 health conditions and include cardiac devices, surgical robotics, insulin pumps, surgical tools, patient monitoring systems, and more. Powered by our diverse knowledge, insatiable curiosity, and desire to help all those who need it, we deliver innovative technologies that transform the lives of two people every second, every hour, every day. Expect more from us as we empower insight-driven care, experiences that put people first, and better outcomes for our world. In everything we do, we are engineering the extraordinary. For more information on Medtronic

(NYSE:MDT), visit www.Medtronic.com and follow @Medtronic on X (formerly Twitter) and LinkedIn.

FORWARD LOOKING STATEMENTS
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties, including risks related to competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of medical products, government regulation, geopolitical conflicts, general economic conditions, and other risks and uncertainties described in the company’s periodic reports on file with the U.S. Securities and Exchange Commission including the most recent Annual Report on Form 10-K of the company. In some cases, you can identify these statements by forward-looking words or expressions, such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “forecast,” “intend,” “looking ahead,” “may,” “plan,” “possible,” “potential,” “project,” “should,” “going to,” “will,” and similar words or expressions, the negative or plural of such words or expressions and other comparable terminology. Actual results may differ materially from anticipated results. Medtronic does not undertake to update its forward-looking statements or any of the information contained in this press release, including to reflect future events or circumstances.

NON-GAAP FINANCIAL MEASURES
This press release contains financial measures, including adjusted net income, adjusted diluted EPS, and organic revenue, which are considered “non-GAAP” financial measures under applicable SEC rules and regulations. References to quarterly or annual figures increasing, decreasing or remaining flat are in comparison to fiscal year 2023.

Medtronic management believes that non-GAAP financial measures provide information useful to investors in understanding the company’s underlying operational performance and trends and to facilitate comparisons with the performance of other companies in the med tech industry. Non-GAAP net income and diluted EPS exclude the effect of certain charges or gains that contribute to or reduce earnings but that result from transactions or events that management believes may or may not recur with similar materiality or impact to operations in future periods (Non-GAAP Adjustments). Medtronic generally uses non-GAAP financial measures to facilitate management’s review of the operational performance of the company and as a basis for strategic planning. Non-GAAP financial measures should be considered supplemental to and not a substitute for financial information prepared in accordance with U.S. generally accepted accounting principles (GAAP), and investors are cautioned that Medtronic may calculate non-GAAP financial measures in a way that is different from other companies. Management strongly encourages investors to review the company’s consolidated financial statements and publicly filed reports in their entirety. Reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the financial schedules accompanying this press release.

Medtronic calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For instance, forward-looking organic revenue growth guidance excludes the impact of foreign currency fluctuations, as well as significant acquisitions or divestitures. Forward-looking diluted non-GAAP EPS guidance also excludes other potential charges or gains that would be recorded as Non-GAAP Adjustments to earnings during the fiscal year. Medtronic does not attempt to provide reconciliations of forward-looking non-GAAP EPS guidance to projected GAAP EPS guidance because the combined impact and timing of recognition of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of financial performance.

-end-

MEDTRONIC PLC
WORLD WIDE REVENUE(1)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(2)	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Currency Impact(2)	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$2,923	$2,759	5.9%	$31	$2,892	$2,759	4.8%	$5,773	$5,459	5.8%	$12	$5,761	$5,459	5.5%
Cardiac Rhythm & Heart Failure	1,492	1,417	5.3	18	1,474	1,417	4.0	2,938	2,798	5.0	11	2,927	2,798	4.6
Structural Heart & Aortic	819	757	8.2	11	808	757	6.7	1,633	1,499	8.9	6	1,627	1,499	8.5
Coronary & Peripheral Vascular	613	584	5.0	2	611	584	4.6	1,202	1,163	3.4	(5)	1,207	1,163	3.8
Neuroscience	2,288	2,186	4.7	10	2,278	2,186	4.2	4,506	4,301	4.8	(5)	4,511	4,301	4.9
Cranial & Spinal Technologies	1,157	1,081	7.0	4	1,153	1,081	6.7	2,260	2,124	6.4	(3)	2,263	2,124	6.5
Specialty Therapies	705	686	2.8	1	704	686	2.6	1,400	1,353	3.5	(7)	1,407	1,353	4.0
Neuromodulation	426	419	1.7	5	421	419	0.5	846	824	2.7	5	841	824	2.1
Medical Surgical	2,142	2,002	7.0	27	2,115	2,002	5.6	4,181	3,935	6.3	16	4,165	3,935	5.8
Surgical & Endoscopy	1,641	1,513	8.5	25	1,616	1,513	6.8	3,187	2,968	7.4	17	3,170	2,968	6.8
Patient Monitoring & Respiratory Interventions	501	489	2.5	3	498	489	1.8	994	967	2.8	(2)	996	967	3.0
Diabetes	610	556	9.7	17	593	556	6.7	1,189	1,098	8.3	20	1,169	1,098	6.5
Other(3)	22	82	(73.2)	(1)	—	—	—	37	162	(77.2)	(5)	—	—	—
TOTAL	$7,984	$7,585	5.3%	$85	$7,876	$7,503	5.0%	$15,686	$14,955	4.9%	$38	$15,605	$14,793	5.5%

(1) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(2) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
U.S.(1)(2) REVENUE
(Unaudited)

	SECOND QUARTER						YEAR-TO-DATE
	REPORTED			ORGANIC			REPORTED			ORGANIC
(in millions)	FY24	FY23	Growth	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Adjusted FY24	Adjusted FY23	Growth
Cardiovascular	$1,427	$1,410	1.2%	$1,427	$1,410	1.2%	$2,776	$2,696	3.0%	$2,776	$2,696	3.0%
Cardiac Rhythm & Heart Failure	782	776	0.8	782	776	0.8	1,502	1,481	1.4	1,502	1,481	1.4
Structural Heart & Aortic	367	348	5.5	367	348	5.5	724	660	9.7	724	660	9.7
Coronary & Peripheral Vascular	278	286	(2.8)	278	286	(2.8)	550	555	(0.9)	550	555	(0.9)
Neuroscience	1,560	1,512	3.2	1,560	1,512	3.2	3,057	2,931	4.3	3,057	2,931	4.3
Cranial & Spinal Technologies	863	817	5.6	863	817	5.6	1,685	1,580	6.6	1,685	1,580	6.6
Specialty Therapies	403	403	—	403	403	—	795	784	1.4	795	784	1.4
Neuromodulation	293	291	0.7	293	291	0.7	577	567	1.8	577	567	1.8
Medical Surgical	963	895	7.6	963	895	7.6	1,845	1,726	6.9	1,845	1,726	6.9
Surgical & Endoscopy	688	633	8.7	688	633	8.7	1,308	1,214	7.7	1,308	1,214	7.7
Patient Monitoring & Respiratory Interventions	275	262	5.0	275	262	5.0	537	512	4.9	537	512	4.9
Diabetes	217	228	(4.8)	217	228	(4.8)	405	434	(6.7)	405	434	(6.7)
Other(3)	8	23	(65.2)	—	—	—	16	49	(67.3)	—	—	—
TOTAL	$4,175	$4,069	2.6%	$4,167	$4,046	3.0%	$8,099	$7,835	3.4%	$8,083	$7,787	3.8%

(1) U.S. includes the United States and U.S. territories.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
WORLD WIDE REVENUE: GEOGRAPHIC (1)(2)
(Unaudited)

	SECOND QUARTER							YEAR-TO-DATE
	REPORTED				ORGANIC			REPORTED				ORGANIC
(in millions)	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24	Adjusted FY23	Growth	FY24	FY23	Growth	Currency Impact(3)	Adjusted FY24	Adjusted FY23	Growth
U.S.	$1,427	$1,410	1.2%	$—	$1,427	$1,410	1.2%	$2,776	$2,696	3.0%	$—	$2,776	$2,696	3.0%
Non-U.S. Developed	912	802	13.7	43	869	802	8.4	1,869	1,694	10.3	45	1,824	1,694	7.7
Emerging Markets	584	546	7.0	(12)	596	546	9.2	1,128	1,070	5.4	(33)	1,161	1,070	8.5
Cardiovascular	2,923	2,759	5.9	31	2,892	2,759	4.8	5,773	5,459	5.8	12	5,761	5,459	5.5
U.S.	1,560	1,512	3.2	—	1,560	1,512	3.2	3,057	2,931	4.3	—	3,057	2,931	4.3
Non-U.S. Developed	399	382	4.5	14	385	382	0.8	815	788	3.4	10	805	788	2.2
Emerging Markets	329	292	12.7	(4)	333	292	14.0	634	582	8.9	(15)	649	582	11.5
Neuroscience	2,288	2,186	4.7	10	2,278	2,186	4.2	4,506	4,301	4.8	(5)	4,511	4,301	4.9
U.S.	963	895	7.6	—	963	895	7.6	1,845	1,726	6.9	—	1,845	1,726	6.9
Non-U.S. Developed	740	685	8.0	27	713	685	4.1	1,512	1,420	6.5	21	1,491	1,420	5.0
Emerging Markets	438	421	4.0	1	437	421	3.8	824	789	4.4	(5)	829	789	5.1
Medical Surgical	2,142	2,002	7.0	27	2,115	2,002	5.6	4,181	3,935	6.3	16	4,165	3,935	5.8
U.S.	217	228	(4.8)	—	217	228	(4.8)	405	434	(6.7)	—	405	434	(6.7)
Non-U.S. Developed	310	254	22.0	18	292	254	15.0	625	518	20.7	22	603	518	16.4
Emerging Markets	84	74	13.5	(1)	85	74	14.9	159	145	9.7	(3)	162	145	11.7
Diabetes	610	556	9.7	17	593	556	6.7	1,189	1,098	8.3	20	1,169	1,098	6.5
U.S.	8	23	(65.2)	—	—	—	—	16	49	(67.3)	—	—	—	—
Non-U.S. Developed	7	33	(78.8)	(1)	—	—	—	12	65	(81.5)	(2)	—	—	—
Emerging Markets	7	25	(72.0)	(1)	—	—	—	10	48	(79.2)	(2)	—	—	—
Other(4)	22	82	(73.2)	(1)	—	—	—	37	162	(77.2)	(5)	—	—	—
U.S.	4,175	4,069	2.6	—	4,167	4,046	3.0	8,099	7,835	3.4	—	8,083	7,787	3.8
Non-U.S. Developed	2,368	2,157	9.8	101	2,259	2,123	6.4	4,831	4,485	7.7	96	4,722	4,420	6.8
Emerging Markets	1,441	1,359	6.0	(17)	1,451	1,334	8.8	2,755	2,635	4.6	(57)	2,800	2,586	8.3
TOTAL	$7,984	$7,585	5.3%	$85	$7,876	$7,503	5.0%	$15,686	$14,955	4.9%	$38	$15,605	$14,793	5.5%
(1) U.S. includes the United States and U.S. territories. Non-U.S. developed markets include Japan, Australia, New Zealand, Korea, Canada, and the countries within Western Europe. Emerging Markets include the countries of the Middle East, Africa, Latin America, Eastern Europe, and the countries of Asia that are not included in the non-U.S. developed markets, as previously defined.
(2) The data in this schedule has been intentionally rounded to the nearest million and, therefore, may not sum.
(3) The currency impact to revenue measures the change in revenue between current and prior year periods using constant exchange rates.
(4) Includes inorganic revenue from the divested Renal Care Solutions business and Transition Manufacturing Agreements from previously divested businesses.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three months ended		Six months ended
(in millions, except per share data)	October 27, 2023	October 28, 2022	October 27, 2023	October 28, 2022
Net sales	$7,984	$7,585	$15,686	$14,955
Costs and expenses:
Cost of products sold, excluding amortization of intangible assets	2,761	2,535	5,390	5,051
Research and development expense	698	676	1,365	1,368
Selling, general, and administrative expense	2,686	2,617	5,299	5,184
Amortization of intangible assets	425	421	855	844
Restructuring charges, net	40	30	94	44
Certain litigation charges	65	—	105	—
Other operating income, net	(31)	(97)	(30)	(62)
Operating profit	1,340	1,404	2,608	2,528
Other non-operating income, net	(154)	(109)	(230)	(192)
Interest expense, net	180	118	329	282
Income before income taxes	1,313	1,395	2,510	2,438
Income tax provision	402	959	802	1,072
Net income	911	435	1,708	1,367
Net income attributable to noncontrolling interests	(2)	(8)	(8)	(10)
Net income attributable to Medtronic	$909	$427	$1,700	$1,356
Basic earnings per share	$0.68	$0.32	$1.28	$1.02
Diluted earnings per share	$0.68	$0.32	$1.28	$1.02
Basic weighted average shares outstanding	1,330.2	1,329.4	1,330.3	1,329.4
Diluted weighted average shares outstanding	1,331.9	1,332.0	1,332.8	1,333.3
The data in the schedule above has been intentionally rounded to the nearest million, and therefore, the quarterly amounts may not sum to the fiscal year-to-date amounts.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,984	$2,761	65.4%	$1,340	16.8%	$1,313	$909	$0.68	30.6%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	425	5.3	425	360	0.27	15.3
Restructuring and associated costs (2)	—	(15)	0.2	91	1.1	91	76	0.06	17.6
Acquisition and divestiture-related items (3)	—	(6)	0.1	58	0.7	58	51	0.04	12.1
Certain litigation charges	—	—	—	65	0.8	65	50	0.04	23.1
(Gain)/loss on minority investments (4)	—	—	—	—	—	25	21	0.02	20.0
Medical device regulations (5)	—	(21)	0.3	30	0.4	30	24	0.02	20.0
Certain tax adjustments, net (6)	—	—	—	—	—	—	176	0.13	—
Non-GAAP	$7,984	$2,720	65.9%	$2,009	25.2%	$2,008	$1,667	$1.25	16.9%
Currency impact	(85)	(65)	0.5	121	1.8			0.08
Currency Adjusted	$7,899	$2,655	66.4%	$2,130	27.0%			$1.33

	Three months ended October 28, 2022
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$7,585	$2,535	66.6%	$1,404	18.5%	$1,395	$427	$0.32	68.7%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	421	5.6	421	356	0.27	15.4
Restructuring and associated costs (2)	—	(21)	0.3	95	1.3	95	76	0.06	20.0
Acquisition and divestiture-related items (3)	—	(39)	0.5	63	0.8	63	55	0.05	404.2
(Gain)/loss on minority investments (4)	—	—	—	—	—	(11)	(11)	(0.01)	—
Medical device regulations (5)	—	(22)	0.3	37	0.5	37	30	0.02	18.9
Certain tax adjustments, net (7)	—	—	—	—	—	—	793	0.60	—
Non-GAAP	$7,585	$2,454	67.6%	$2,020	26.6%	$1,999	$1,725	$1.30	13.3%
See description of non-GAAP financial measures contained in the press release dated November 21, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union (E.U.) medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(6)The charge primarily relates to the establishment of a valuation allowance against certain net operating losses, and a withholding tax cost related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(7)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued on August 18, 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended October 27, 2023
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$15,686	$5,390	65.6%	$2,608	16.6%	$2,510	$1,700	$1.28	32.0%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	855	5.5	855	724	0.54	15.2
Restructuring and associated costs (2)	—	(30)	0.2	182	1.2	182	152	0.11	16.5
Acquisition and divestiture-related items (3)	—	(12)	—	107	—	107	97	0.07	9.3
Certain litigation charges	—	—	—	105	0.7	105	81	0.06	22.9
(Gain)/loss on minority investments (4)	—	—	—	—	—	89	85	0.06	5.6
Medical device regulations (5)	—	(42)	0.3	62	0.4	62	49	0.04	21.0
Certain tax adjustments, net (6)	—	—	—	—	—	—	375	0.28	—
Non-GAAP	$15,686	$5,306	66.2%	$3,919	25.0%	$3,910	$3,262	$2.45	16.4%
Currency impact	(38)	(66)	0.3	243	1.6			0.16
Currency Adjusted	$15,648	$5,240	66.5%	$4,162	26.6%			$2.61

	Six month ended October 28, 2022
(in millions, except per share data)	Net Sales	Cost of Products Sold	Gross Margin Percent	Operating Profit	Operating Profit Percent	Income Before Income Taxes	Net Income attributable to Medtronic	Diluted EPS	Effective Tax Rate
GAAP	$14,955	$5,051	66.2%	$2,528	16.9%	$2,438	$1,356	$1.02	44.0%
Non-GAAP Adjustments:
Amortization of intangible assets	—	—	—	844	5.6	844	715	0.54	15.3
Restructuring and associated costs (2)	—	(41)	0.3	171	1.1	171	136	0.10	20.5
Acquisition and divestiture-related items (3)	—	(50)	0.3	174	1.2	174	157	0.12	38.8
(Gain)/loss on minority investments (4)	—	—	—	—	—	(15)	(15)	(0.01)	—
Medical device regulations (5)	—	(40)	0.3	70	0.5	70	56	0.04	20.0
Debt redemption premium and other charges (7)	—	—	—	—	—	53	42	0.03	20.8
Certain tax adjustments, net (8)	—	—	—	—	—	—	780	0.59	—
Non-GAAP	$14,955	$4,921	67.1%	$3,785	25.3%	$3,733	$3,226	$2.42	13.3%
See description of non-GAAP financial measures contained in the press release dated November 21, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million or $0.01 for EPS figures, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio. The prior year included non-cash pre-tax impairments, primarily related to goodwill and other associated costs, as a result of the April 1, 2023, sale of half of the Company's Renal Care Solutions (RCS) business.
(4)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.
(5)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific period.
(6)The charge relates to an income tax reserve adjustment associated with the June 1, 2023, Israeli Central-Lod District Court decision, the establishment of a valuation allowance against certain net operating losses, a withholding tax cost related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses, and amortization of previously established deferred tax assets from intercompany intellectual property transactions.
(7)The charges relate to the early redemption of approximately $2.3 billion of debt and were recorded within interest expense, net within the consolidated statements of income.
(8)The charge primarily relates to a $764 million reserve adjustment that was a direct result of the U.S. Tax Court opinion, issued on August 18, 2022, on the previously disclosed litigation regarding the allocation of income between Medtronic, Inc. and its wholly owned subsidiary operating in Puerto Rico.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Three months ended October 27, 2023
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$7,984	$2,686	33.6%	$698	8.7%	$(31)	(0.4)%	$(154)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(36)	(0.5)	—	—	—	—	—
Acquisition and divestiture-related items (3)	—	(26)	(0.3)	—	—	(26)	(0.3)	—
Medical device regulations (4)	—	—	—	(9)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(25)
Non-GAAP	$7,984	$2,623	32.9%	$688	8.6%	$(57)	(0.7)%	$(179)
Currency impact	(85)	(36)	(0.1)	(1)	0.1	(104)	(1.3)	4
Currency Adjusted	$7,899	$2,587	32.8%	$687	8.7%	$(161)	(2.0)%	$(175)

	Six months ended October 27, 2023
(in millions)	Net Sales	SG&A Expense	SG&A Expense as a % of Net Sales	R&D Expense	R&D Expense as a % of Net Sales	Other Operating (Income) Expense, net	Other Operating (Inc.)/Exp., net as a % of Net Sales	Other Non-Operating Income, net
GAAP	$15,686	$5,299	33.8%	$1,365	8.7%	$(30)	(0.2)%	$(230)
Non-GAAP Adjustments:
Restructuring and associated costs (2)	—	(57)	(0.4)	—	—	1	—	—
Acquisition and divestiture-related items (3)	—	(42)	(0.3)	—	—	(53)	(0.3)	—
Medical device regulations (4)	—	(1)	—	(19)	(0.1)	—	—	—
(Gain)/loss on minority investments (5)	—	—	—	—	—	—	—	(89)
Non-GAAP	$15,686	$5,199	33.1%	$1,346	8.6%	$(83)	(0.5)%	$(320)
Currency impact	(38)	(31)	(0.1)	2	—	(186)	(1.2)	5
Currency Adjusted	$15,648	$5,168	33.0%	$1,348	8.6%	$(269)	(1.7)%	$(315)
See description of non-GAAP financial measures contained in the press release dated November 21, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Associated costs include costs incurred as a direct result of the restructuring program, such as salaries for employees supporting the program, consulting expenses, and asset write-offs.
(3)The charges primarily include business combination costs, changes in fair value of contingent consideration, and charges related to the impending separation of the Patient Monitoring and Respiratory Interventions businesses within our Medical Surgical Portfolio.
(4)The charges represent incremental costs of complying with the new European Union medical device regulations for previously registered products and primarily include charges for contractors supporting the project and other direct third-party expenses. We consider these costs to be duplicative of previously incurred costs and/or one-time costs, which are limited to a specific time period.
(5)We exclude unrealized and realized gains and losses on our minority investments as we do not believe that these components of income or expense have a direct correlation to our ongoing or future business operations.

MEDTRONIC PLC
GAAP TO NON-GAAP RECONCILIATIONS(1)
(Unaudited)

	Six months ended
(in millions)	October 27, 2023	October 28, 2022
Net cash provided by operating activities	$1,536	$2,005
Additions to property, plant, and equipment	(815)	(749)
Free Cash Flow(2)	$721	$1,256
See description of non-GAAP financial measures contained in the press release dated November 21, 2023.
(1)The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.
(2)Free cash flow represents operating cash flows less property, plant, and equipment additions.

MEDTRONIC PLC
CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	October 27, 2023	April 28, 2023
ASSETS
Current assets:
Cash and cash equivalents	$1,311	$1,543
Investments	6,423	6,416
Accounts receivable, less allowances and credit losses of $177 and $176, respectively	5,934	5,998
Inventories, net	5,754	5,293
Other current assets	2,658	2,425
Total current assets	22,081	21,675
Property, plant, and equipment, net	5,735	5,569
Goodwill	40,821	41,425
Other intangible assets, net	14,060	14,844
Tax assets	3,428	3,477
Other assets	3,962	3,959
Total assets	$90,087	$90,948
LIABILITIES AND EQUITY
Current liabilities:
Current debt obligations	$1,339	$20
Accounts payable	2,174	2,662
Accrued compensation	1,758	1,949
Accrued income taxes	1,088	840
Other accrued expenses	3,299	3,581
Total current liabilities	9,659	9,051
Long-term debt	23,741	24,344
Accrued compensation and retirement benefits	1,020	1,093
Accrued income taxes	1,777	2,360
Deferred tax liabilities	686	708
Other liabilities	1,556	1,727
Total liabilities	38,440	39,283
Commitments and contingencies
Shareholders’ equity:
Ordinary shares— par value $0.0001, 2.6 billion shares authorized, 1,330,173,450 and 1,330,809,036 shares issued and outstanding, respectively	—	—
Additional paid-in capital	24,580	24,590
Retained earnings	30,256	30,392
Accumulated other comprehensive loss	(3,377)	(3,499)
Total shareholders’ equity	51,460	51,483
Noncontrolling interests	187	182
Total equity	51,647	51,665
Total liabilities and equity	$90,087	$90,948

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.

MEDTRONIC PLC
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six months ended
(in millions)	October 27, 2023	October 28, 2022
Operating Activities:
Net income	$1,708	$1,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,344	1,339
Provision for credit losses	37	41
Deferred income taxes	(36)	(92)
Stock-based compensation	219	199
Loss on debt extinguishment	—	53
Other, net	182	148
Change in operating assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(117)	(346)
Inventories, net	(616)	(784)
Accounts payable and accrued liabilities	(699)	(14)
Other operating assets and liabilities	(486)	94
Net cash provided by operating activities	1,536	2,005
Investing Activities:
Acquisitions, net of cash acquired	(22)	(1,867)
Additions to property, plant, and equipment	(815)	(749)
Purchases of investments	(3,403)	(3,743)
Sales and maturities of investments	3,336	3,609
Other investing activities, net	(59)	19
Net cash used in investing activities	(963)	(2,731)
Financing Activities:
Change in current debt obligations, net	1,321	349
Proceeds from short-term borrowings (maturities greater than 90 days)	—	2,284
Issuance of long-term debt	—	3,430
Payments on long-term debt	—	(2,311)
Dividends to shareholders	(1,836)	(1,807)
Issuance of ordinary shares	149	153
Repurchase of ordinary shares	(378)	(477)
Other financing activities	153	443
Net cash (used in) provided by financing activities	(591)	2,064
Effect of exchange rate changes on cash and cash equivalents	(214)	(223)
Net change in cash and cash equivalents	(232)	1,114
Cash and cash equivalents at beginning of period	1,543	3,714
Cash and cash equivalents at end of period	$1,311	$4,828
Supplemental Cash Flow Information
Cash paid for:
Income taxes	$1,110	$821
Interest	476	234

The data in this schedule has been intentionally rounded to the nearest million, and, therefore, may not sum.